United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): July 20, 2010 (July 16, 2010)
Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)
1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of principal executive offices)
(904) 854-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-99.1

Item 1.01. Entry Into a Material Definitive Agreement.
     7.625% Senior Notes due 2017 and 7.875% Senior Notes due 2020
On July 16, 2010, Fidelity National Information Services, Inc. (“FIS”) completed its previously announced offerings of $600 million aggregate principal amount of 7.625% Senior Notes due 2017 (the “2017 Notes”) and $500 million aggregate principal amount of 7.875% Senior Notes due 2020 (the “2020 Notes” and together with the 2017 Notes, the “Notes”). FIS issued the Notes in two separate series under an indenture dated as of July 16, 2010 among FIS, FIS’ domestic subsidiaries that guaranteed its amended credit facility (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes were offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all applicable state laws.
Interest on the 2017 Notes accrues at the rate of 7.625% per annum, and interest on the 2020 Notes accrues at the rate of 7.875% per annum. Interest on each series of Notes is payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing on January 15, 2011. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors.
The Notes and the related guarantees will be general senior unsecured obligations of FIS and the Guarantors, respectively, and will (1) rank equally in right of payment with all of FIS’ and the Guarantors’ existing and future senior debt, (2) be effectively junior to all of FIS’ and the Guarantors’ existing and future secured debt to the extent of the value of the assets securing that secured debt, (3) be effectively junior to all existing and future debt and liabilities of FIS’ non-guarantor subsidiaries and (4) rank senior in right of payment to all of FIS’ future debt, if any, that is by its terms expressly subordinated to the Notes.
FIS may redeem some or all of the 2017 Notes and the 2020 Notes before July 15, 2013 and July 15, 2014, respectively, by paying 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. FIS may redeem some or all of the 2017 Notes and the 2020 Notes on or after July 15, 2013 and July 15, 2014, respectively, at specified redemption prices. In addition, before July 15, 2013, FIS may redeem up to 35% of either series of Notes with the net proceeds of certain equity offerings.
FIS is obligated to offer to repurchase the Notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales. These restrictions and prohibitions are subject to certain qualifications and exceptions.
The indenture contains covenants that, among other things, limit FIS’ ability and the ability of certain of FIS’ subsidiaries (a) to incur or guarantee additional indebtedness, (b) to make certain restricted payments, (c) to create or incur certain liens, (d) to create restrictions on the payment of dividends or other distributions to FIS from its restricted subsidiaries, (e) to engage in sale and leaseback transactions, (f) to transfer all or substantially all of the assets of FIS or any restricted subsidiary or enter into merger or consolidation transactions and (g) to engage in certain transactions with affiliates. These covenants are subject to a number of exceptions, limitations and qualifications in the Indenture.
The foregoing descriptions of the indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. A copy of the indenture (including the forms of Notes) is attached as Exhibit 4.1 to this report and is incorporated by reference into this Item 1.01.
     Registration Rights Agreement
In connection with the issuance of the Notes, FIS and the Guarantors entered into a registration rights agreement dated July 16, 2010 with Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Notes. Under the registration rights agreement, FIS has agreed to file with the SEC an exchange offer registration statement to exchange the Notes for substantially identical notes registered under the Securities Act, unless the exchange offer is not permitted by applicable law or the applicable interpretations of the SEC. FIS has agreed to use commercially reasonable efforts (a) to file the exchange offer registration statement with the SEC within 270 days of the issue date of the Notes, (b) to have the exchange offer registration statement declared effective within 360 days of the issue date and (c) to complete the exchange offer with respect to the Notes within 30 business days of effectiveness. FIS has also agreed to file a shelf registration statement to cover resales of Notes under certain circumstances. If FIS fails to satisfy its registration obligations under the registration rights agreement, FIS will be required to pay additional interest to the holders of the Notes under certain circumstances for certain periods.
The foregoing description of the registration rights agreement is qualified in its entirety by reference to the actual terms of the registration rights agreement. A copy of the registration rights agreement is attached as Exhibit 4.2 to this report and is incorporated by reference into this Item 1.01.
     Term B Loans
On June 29, 2010, FIS, the other financial institutions party thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Bank of America, N.A., as Swing Line Lender, entered into an Amendment and Restatement Agreement dated as of June 29, 2010 (the “Amendment Agreement”). Under the Amendment Agreement, the Credit Agreement dated as of January 18, 2007 among FIS and certain subsidiaries of FIS party thereto from time to time, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Bank of America, N.A., as Swing Line Lender, and other financial institutions party thereto as Lenders, was amended and restated in the form of that certain Amended and Restated Credit Agreement dated as of January 18, 2007, and amended and restated as of June 29, 2010 (the “FIS Credit Agreement”).
On July 16, 2010, FIS, the other financial institutions party thereto as Joinder Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into a Joinder Agreement, dated as of July 16, 2010 (the “Joinder Agreement”). Under the Joinder Agreement, the Joinder Lenders agreed to make a new tranche of term loans under the FIS Credit Agreement in an aggregate principal amount of $1.5 billion (the “Term B Loans”). The Term B Loans are subject in all material respects to the provisions of the FIS Credit Agreement applicable to other term loans under the FIS Credit Agreement, except that the

Joinder Agreement establishes the following provisions specifically applicable to the Term B Loans: (i) each Term B Loan that is a Eurocurrency Rate Loan (as defined in the FIS Credit Agreement) will bear interest on the outstanding principal amount at a rate per annum equal to the Eurocurrency Rate (subject to a Eurocurrency Rate floor of 1.50%) plus an applicable margin of 3.75% per annum; (ii) each Term B Loan that is a Base Rate Loan (as defined in the FIS Credit Agreement) will bear interest on the outstanding principal amount from the applicable borrowing date at a rate per annum equal to the Base Rate (subject to a Base Rate floor equal to 1.00% above the greater of (a) 1.50% or (b) the Eurocurrency Rate for a one month interest period) plus an applicable margin of 2.75% per annum; and (iii) FIS will make quarterly principal payments on the Term B Loans in an amount equal to 0.25% of the original principal balance thereof on or prior to the last day of each March, June, September and December (starting with December 31, 2010), with a final payment of the entire remaining principal balance of the Term B Loans on their maturity date of July 18, 2016.
The foregoing description of the Joinder Agreement is qualified in its entirety by reference to the actual terms of the Joinder Agreement. A copy of the Joinder Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 under the headings “7.625% Senior Notes due 2017 and 7.875% Senior Notes due 2020” and “Term B Loans” is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On July 16, 2010, FIS issued a press release announcing that it has (a) closed its private offering of the Notes, and (b) closed the Term B Loans.
FIS intends to use the proceeds of the Notes and the Term B Loans, together with borrowings under its existing credit facility and its existing accounts receivable facility, (1) to repurchase shares of common stock, (2) to repay in full the outstanding amount under, and terminate, the credit facility assumed in connection with the acquisition of Metavante Technologies, Inc., and (3) to pay fees and expenses.
The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the press release is attached hereto as Exhibit 99.1.
As a result of the receipt of proceeds from the closings of the Notes offering and the Term B Loans, the financing condition to FIS’ repurchase of shares of common stock pursuant to its offer to purchase dated July 6, 2010, as amended or supplemented from time to time, has been satisfied. FIS will file an amendment to its tender offer materials regarding, among other things, the satisfaction of such financing condition.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, as trustee.

Exhibit	Description

4.2	Registration Rights Agreement, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers.

10.1	Joinder Agreement, dated as of July 16, 2010, by and among FIS, each joinder lender listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release, dated July 16, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: July 20, 2010	By:	/s/ Kirk T. Larsen
		Name:	Kirk T. Larsen
		Title:	Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, as trustee.

4.2	Registration Rights Agreement, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers.

10.1	Joinder Agreement, dated as of July 16, 2010, by and among FIS, each joinder lender listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release, dated July 16, 2010.